Exhibit 99.1

Corporate Communications Department

NEWS Release

Textron Reports Fourth Quarter 2019 Results; Announces 2020 Financial Outlook

•	Revenue growth of $285 million, up 7.6% from prior year
•	The new Citation Longitude enters service with 13 aircraft deliveries in the quarter
•	EPS of $0.87; adjusted EPS of $1.11, excluding fourth quarter special charges
•	2020 full-year EPS outlook of $3.50 - $3.70

Providence, Rhode Island – January 29, 2020 – Textron Inc. (NYSE: TXT) today reported fourth quarter 2019 net income of $0.87 per share. Adjusted net income, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, was $1.11 per share for the fourth quarter of 2019, compared to $1.15 per share in the fourth quarter of 2018. Adjusted net income for 2019 excludes $72 million of pre-tax special charges ($0.24 per share, after-tax) recorded in the fourth quarter, primarily related to restructuring activities announced in December 2019.

Full-year 2019 net income was $3.50 per share. Full-year 2019 adjusted net income, a non-GAAP measure, was $3.74 per share, up from $3.34 in 2018.

“Textron Aviation saw double digit revenue growth in the quarter driven largely by initial deliveries of our new Citation Longitude, reflecting our continued investment in new products,” said Textron Chairman and CEO Scott C. Donnelly. “We also saw growth from strong commercial volume at Bell.”

Cash Flow

Net cash provided by operating activities of continuing operations of the manufacturing group for the full year was $960 million, compared to $1,127 million last year. Manufacturing cash flow before pension contributions, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, was $642 million compared to $784 million last year.

For the full year, Textron returned $503 million to shareholders through share repurchases.

Outlook

Textron is forecasting 2020 revenues of approximately $14 billion, up from $13.6 billion. Textron expects full-year 2020 earnings per share will be in the range of $3.50 to $3.70.

The company is estimating net cash provided by operating activities of continuing operations of the manufacturing group will be between $1,010 million and $1,110 million and manufacturing cash flow before pension contributions (a non-GAAP measure) will be between $700 million and $800 million, with planned pension contributions of about $50 million.

Fourth Quarter Segment Results

Textron Aviation

Revenues at Textron Aviation of $1.7 billion were up 11%, primarily due to higher volume and mix, largely reflecting the Longitude’s entry into service.

Textron Aviation delivered 71 jets, up from 63 last year, and 59 commercial turboprops, down from 67 last year.

Segment profit was $134 million in the fourth quarter, down from $170 million a year ago, primarily due to the mix of products sold and an unfavorable impact from inflation, net of pricing.

Textron Aviation backlog at the end of the fourth quarter was $1.7 billion.

Bell

Bell revenues were $961 million, up 16% from $827 million last year, primarily on higher commercial volume.

Bell delivered 76 commercial helicopters in the quarter, up from 46 last year.

Segment profit of $118 million was up $10 million, largely on the higher commercial volume.

Bell backlog at the end of the fourth quarter was $6.9 billion.

Textron Systems

Revenues at Textron Systems were $399 million, up 16% from $345 million last year, primarily due to higher volume.

Segment profit of $33 million was down from $37 million last year, due to unfavorable performance, partially offset by higher volume and mix.

Textron Systems’ backlog at the end of the fourth quarter was $1.2 billion.

Industrial

Industrial revenues were $927 million, a decrease of $81 million from last year, largely related to lower volume and mix primarily at Textron Specialized Vehicles, principally reflecting a shift in the timing of snow sales to the third quarter of 2019.

Segment profit was down $29 million from the fourth quarter of 2018, largely due to volume and mix at Kautex and the lower volume at Textron Specialized Vehicles, partially offset by favorable performance.

Finance

Finance segment revenues were up $1 million, and profit was up $2 million from last year’s fourth quarter.

Conference Call Information

Textron will host its conference call today, January 29, 2020 at 8:00 a.m. (Eastern) to discuss its results and outlook. The call will be available via webcast at www.textron.com or by direct dial at (844) 721-7241 in the U.S. or (409) 207-6955 outside of the U.S.; Access Code: 4252363.

In addition, the call will be recorded and available for playback beginning at 10:30 a.m. (Eastern) on Wednesday, January 29, 2020 by dialing (402) 970-0847; Access Code: 2549478.

A package containing key data that will be covered on today’s call can be found in the Investor Relations section of the company’s website at www.textron.com.

About Textron Inc.

Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell, Cessna, Beechcraft, Hawker, Jacobsen, Kautex, Lycoming, E-Z-GO, Arctic Cat, Textron Systems, and TRU Simulation + Training. For more information visit: www.textron.com.

# # #

Forward-looking Information

Certain statements in this release and other oral and written statements made by us from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures, often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “guidance,” “project,” “target,” “potential,” “will,” “should,” “could,” “likely” or “may” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.  In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: Interruptions in the U.S. Government’s ability to fund its activities and/or pay its obligations; changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries; our ability to perform as anticipated and to control costs under contracts with the U.S. Government; the U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to withhold payment or suspend or debar us as a contractor eligible to receive future contract awards; changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products; volatility in the global economy or changes in worldwide political conditions that adversely impact demand for our products; volatility in interest rates or foreign exchange rates; risks related to our international business, including establishing and maintaining facilities in locations around the world and relying on joint venture partners, subcontractors, suppliers, representatives, consultants and other business partners in connection with international business, including in emerging market countries; our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables; performance issues with key suppliers or subcontractors; legislative or regulatory actions, both domestic and foreign, impacting our operations or demand for our products; our ability to control costs and successfully implement various cost-reduction activities; the efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs; the timing of our new product launches or certifications of our new aircraft products; our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers; pension plan assumptions and future contributions; demand softness or volatility in the markets in which we do business; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or, operational disruption; difficulty or unanticipated expenses in connection with integrating acquired businesses; the risk that acquisitions do not perform as planned, including, for example, the risk that acquired businesses will not achieve revenue and profit projections; and the impact of changes in tax legislation.

Investor Contacts:

Eric Salander – 401-457-2288

Cameron Vollmuth – 401-457-2288

Media Contact:

David Sylvestre – 401-457-2362

TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 4, 2020	December 29, 2018	January 4, 2020	December 29, 2018
REVENUES
MANUFACTURING:
Textron Aviation	$1,729	$1,552	$5,187	$4,971
Bell	961	827	3,254	3,180
Textron Systems	399	345	1,325	1,464
Industrial	927	1,008	3,798	4,291
	4,016	3,732	13,564	13,906

FINANCE	19	18	66	66
Total revenues	$4,035	$3,750	$13,630	$13,972

SEGMENT PROFIT
MANUFACTURING:
Textron Aviation	$134	$170	$449	$445
Bell	118	108	435	425
Textron Systems	33	37	141	156
Industrial	44	73	217	218
	329	388	1,242	1,244

FINANCE	11	9	28	23
Segment Profit	340	397	1,270	1,267

Corporate expenses and other, net	(22)	(12)	(110)	(119)
Interest expense, net for Manufacturing group	(36)	(34)	(146)	(135)
Special charges (a)	(72)	(73)	(72)	(73)
Gain on business disposition (b)	-	-	-	444
Income before income taxes	210	278	942	1,384
Income tax expense (c)	(11)	(32)	(127)	(162)
Net Income	$199	$246	$815	$1,222

Earnings Per Share	$0.87	$1.02	$3.50	$4.83

Diluted average shares outstanding	229,790,000	242,569,000	232,709,000	253,237,000

Net Income and Diluted Earnings Per Share GAAP to Non-GAAP Reconciliation:

	Three Months Ended		Twelve Months Ended
	January 4, 2020	December 29, 2018	January 4, 2020	December 29, 2018
Net income - GAAP	$199	$246	$815	$1,222
Special charges, net of income taxes of $17 million for each period (a)	55	56	55	56
Gain on business disposition, net of income tax expense (benefit) of $(9) million and $25 million, respectively (b)	-	(9)	-	(419)
Income tax benefit resulting from the Tax Cuts and Jobs Act (c)	-	(14)	-	(14)
Adjusted net income - Non-GAAP (d)	$254	$279	$870	$845

Earnings per share:
Net income - GAAP	$0.87	$1.02	$3.50	$4.83
Special charges, net of income taxes	0.24	0.23	0.24	0.22
Gain on business disposition, net of income taxes	-	(0.04)	-	(1.65)
Income tax benefit resulting from the Tax Cuts and Jobs Act	-	(0.06)	-	(0.06)
Net income - Non-GAAP (d)	$1.11	$1.15	$3.74	$3.34

(a)	In the fourth quarter of 2019, we recorded special charges of $72 million under a restructuring plan, principally impacting the Industrial and Textron Aviation segments. Special charges of $73 million were recorded in the fourth quarter of 2018 under a restructuring plan for the Textron Specialized Vehicles businesses within our Industrial segment.
(b)	On July 2, 2018, Textron completed the sale of the Tools & Test Equipment product line which resulted in an after tax gain of $419 million.
(c)	In the fourth quarter of 2018, we completed our analysis of the tax reform legislation enacted in 2017, known as the Tax Cuts and Jobs Act, and recorded a $14 million income tax benefit.
(d)	Adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures as defined in "Non-GAAP Financial Measures" attached to this release.

Textron Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	January 4, 2020	December 29, 2018
Assets
Cash and equivalents	$1,181	$987
Accounts receivable, net	921	1,024
Inventories	4,069	3,818
Other current assets	894	785
Net property, plant and equipment	2,527	2,615
Goodwill	2,150	2,218
Other assets	2,312	1,800
Finance group assets	964	1,017
Total Assets	$15,018	$14,264

Liabilities and Shareholders' Equity
Current portion of long-term debt	$561	$258
Current liabilities	3,285	3,248
Other liabilities	2,288	1,932
Long-term debt	2,563	2,808
Finance group liabilities	803	826
Total Liabilities	9,500	9,072

Total Shareholders' Equity	5,518	5,192
Total Liabilities and Shareholders' Equity	$15,018	$14,264

TEXTRON INC.

MANUFACTURING GROUP

Condensed Schedule of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 4,	December 29,	January 4,	December 29,
	2020	2018	2020	2018
Cash flows from operating activities:
Income from continuing operations	$190	$239	$793	$1,198
Depreciation and amortization	113	113	410	429
Changes in working capital	460	1	(380)	(203)
Changes in other assets and liabilities and non-cash items	(8)	40	87	97
Gain on business disposition	-	-	-	(444)
Dividends received from TFC	-	-	50	50
Net cash from operating activities of continuing operations	755	393	960	1,127
Cash flows from investing activities:
Capital expenditures	(123)	(136)	(339)	(369)
Net proceeds from business disposition	-	-	-	807
Net cash (used)/proceeds from corporate-owned life insurance policies	(2)	12	2	110
Proceeds from the sale of property, plant and equipment	3	2	9	14
Net cash used in acquisitions	(2)	(20)	(2)	(23)
Other investing activities, net	1	-	1	-
Net cash from investing activities	(123)	(142)	(329)	539
Cash flows from financing activities:
Decrease in short-term debt	(118)	-	-	-
Net proceeds from long-term debt	4	-	301	-
Principal payments on long-term debt	(252)	(1)	(252)	(5)
Purchases of Textron common stock	(33)	(400)	(503)	(1,783)
Other financing activities, net	7	(3)	15	50
Net cash from financing activities	(392)	(404)	(439)	(1,738)
Total cash flows from continuing operations	240	(153)	192	(72)
Total cash flows from discontinued operations	-	(1)	(2)	(2)
Effect of exchange rate changes on cash and equivalents	10	(9)	4	(18)
Net change in cash and equivalents	250	(163)	194	(92)
Cash and equivalents at beginning of period	931	1,150	987	1,079
Cash and equivalents at end of period	$1,181	$987	$1,181	$987

Manufacturing Cash Flow GAAP to Non-GAAP Reconciliation:

Net cash from operating activities of continuing operations - GAAP		$755	$393	$960	$1,127
Less:	Capital expenditures	(123)	(136)	(339)	(369)
	Dividends received from TFC	-	-	(50)	(50)
Plus:	Total pension contributions	15	15	51	52
	Taxes paid on gain on business disposition	-	10	11	10
	Proceeds from the sale of property, plant and equipment	3	2	9	14
Manufacturing cash flow before pension contributions - Non-GAAP (a)		$650	$284	$642	$784

(a) Manufacturing cash flow before pension contributions is a non-GAAP financial measure as defined in "Non-GAAP Financial Measures" attached to this release.

TEXTRON INC.

Condensed Consolidated Schedule of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 4,	December 29,	January 4,	December 29,
	2020	2018	2020	2018
Cash flows from operating activities:
Income from continuing operations	$199	$246	$815	$1,222
Depreciation and amortization	114	115	416	437
Changes in working capital	490	12	(297)	(202)
Changes in other assets and liabilities and non-cash items	(12)	39	82	96
Gain on business disposition	-	-	-	(444)
Net cash from operating activities of continuing operations	791	412	1,016	1,109
Cash flows from investing activities:
Capital expenditures	(123)	(136)	(339)	(369)
Net proceeds from business disposition	-	-	-	807
Net cash (used)/proceeds from corporate-owned life insurance policies	(2)	12	2	110
Finance receivables repaid	28	2	48	27
Net cash used in acquisitions	(2)	(20)	(2)	(23)
Other investing activities, net	16	28	25	68
Net cash from investing activities	(83)	(114)	(266)	620
Cash flows from financing activities:
Decrease in short-term debt	(118)	-	-	-
Net proceeds from long-term debt	4	-	301	-
Principal payments on long-term debt and nonrecourse debt	(261)	(71)	(303)	(131)
Purchases of Textron common stock	(33)	(400)	(503)	(1,783)
Other financing activities, net	(6)	(3)	3	50
Net cash from financing activities	(414)	(474)	(502)	(1,864)
Total cash flows from continuing operations	294	(176)	248	(135)
Total cash flows from discontinued operations	-	(1)	(2)	(2)
Effect of exchange rate changes on cash and equivalents	10	(9)	4	(18)
Net change in cash and equivalents	304	(186)	250	(155)
Cash and equivalents at beginning of period	1,053	1,293	1,107	1,262
Cash and equivalents at end of period	$1,357	$1,107	$1,357	$1,107

  TEXTRON INC.

  Non-GAAP Financial Measures

  (Dollars in millions, except per share amounts)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures. These non-GAAP financial measures exclude certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures may be useful for period-over-period comparisons of underlying business trends and our ongoing business performance, however, they should be used in conjunction with GAAP measures.  Our non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define similarly named measures differently. We encourage investors to review our financial statements and publicly-filed reports in the entirety and not to rely on any single financial measure.  We utilize the following definition for the non-GAAP financial measure included in this release:

Adjusted net income and adjusted diluted earnings per share

Adjusted net income and adjusted diluted earnings per share both exclude Special charges, net of taxes, Gain on business disposition, net of taxes, and the income tax benefit resulting from the Tax Cuts and Jobs Act (the "Tax Act"). We consider items recorded in Special charges such as enterprise-wide restructuring and acquisition-related restructuring, integration and transaction costs, to be of a non-recurring nature that is not indicative of ongoing operations. The Gain on business disposition is not considered indicative of ongoing operations as it is a significant one-time transaction related to the sale of our Tools and Test product line. In addition, the impact from the Tax Act is not considered to be indicative of ongoing operations since it represents a one-time adjustment related to a significant tax reform of a non-recurring nature.

Manufacturing cash flow before pension contributions

Manufacturing cash flow before pension contributions adjusts net cash from operating activities (GAAP) for the following:

•  Deducts capital expenditures and includes proceeds from the sale of property, plant and equipment to arrive at the net capital investment required to support ongoing manufacturing operations;

•  Excludes dividends received from Textron Financial Corporation (TFC) and capital contributions to TFC provided under the Support Agreement and debt agreements as these cash flows are not representative of manufacturing operations;

•  Adds back pension contributions as we consider our pension obligations to be debt-like liabilities. Additionally, these contributions can fluctuate significantly from period to period and we believe that they are not representative of cash used by our manufacturing operations during the period.

•  Excludes taxes paid related to the gain realized in 2018 on the Tools and Test business disposition. We have made this adjustment to the non-GAAP measure because we believe this use of cash is not representative of cash used by our manufacturing operations.

While we believe this measure provides a focus on cash generated from manufacturing operations, before pension contributions, and may be used as an additional relevant measure of liquidity, it does not necessarily provide the amount available for discretionary expenditures since we have certain non-discretionary obligations that are not deducted from the measure.

Net Income and Diluted Earnings Per Share (EPS) GAAP to Non-GAAP Reconciliation:

	Three Months Ended		Twelve Months Ended
	January 4, 2020	December 29, 2018	January 4, 2020	December 29, 2018
Net Income - GAAP	$199	$246	$815	$1,222
Special charges, net of income taxes of $17 million for each period	55	56	55	56
Gain on business disposition, net of income tax expense (benefit) of $(9) million and $25 million, respectively	-	(9)	-	(419)
Income tax benefit resulting from the Tax Cuts and Jobs Act	-	(14)	-	(14)
Adjusted Net Income - Non-GAAP	$254	$279	$870	$845

Earnings per share:
Net Income - GAAP	$0.87	$1.02	$3.50	$4.83
Special charges, net of income taxes	0.24	0.23	0.24	0.22
Gain on business disposition, net of income taxes	-	(0.04)	-	(1.65)
Income tax benefit resulting from the Tax Cuts and Jobs Act	-	(0.06)	-	(0.06)
Adjusted Net Income - Non-GAAP	$1.11	$1.15	$3.74	$3.34

Manufacturing Cash Flow Before Pension Contributions GAAP to Non-GAAP Reconciliation and 2020 Outlook:

	Three Months Ended		Twelve Months Ended
	January 4, 2020	December 29, 2018	January 4, 2020	December 29, 2018
Net cash from operating activities of continuing operations - GAAP	$755	$393	$960	$1,127
Less: Capital expenditures	(123)	(136)	(339)	(369)
Dividends received from TFC	-	-	(50)	(50)
Plus: Total pension contributions	15	15	51	52
Taxes paid on gain on business disposition	-	10	11	10
Proceeds from the sale of property, plant and equipment	3	2	9	14
Manufacturing cash flow before pension contributions - Non-GAAP	$650	$284	$642	$784

	2020 Outlook
Net cash from operating activities of continuing operations - GAAP	$1,010	-	$1,110
Less: Capital expenditures		(360)
Plus: Total pension contributions		50
Manufacturing cash flow before pension contributions - Non-GAAP	$700	-	$800